As filed with the Securities and Exchange Commission on August 1, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

J.P. Morgan Exchange-Traded Fund Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	99-3099371
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

277 Park Avenue New York, NY	10172
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered
JPMorgan Fundamental Data Science Mid Core ETF, shares of beneficial interest	The NASDAQ Stock Market LLC.

Securities Act registration statement file number to which this form relates:

333-191837.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, par value $0.0001 per share (“Shares”), of the JPMorgan Fundamental Data Science Mid Core ETF of J.P. Morgan Exchange-Traded Fund Trust (the “Registrant”) is set forth in the Registrant’s Registration Statement on Form N-1A, as amended (“Registration Statement”) (Securities Act file number 333-191837; Investment Company Act file number 811-22903), as filed with the Securities and Exchange Commission, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Funds is hereby also incorporated by reference herein.

Item 2. Exhibits

(a)(1)	Certificate of Trust dated February 25, 2010. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on October 21, 2013 (Accession Number 0001193125-13-405484).

(a)(2)	Amended and Restated Declaration of Trust dated February 19, 2014. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on February 25, 2014 (Accession Number 0001193125-14-067429).

(a)(3)	Amended Schedule A to the Amended and Restated Declaration of Trust as of May 9, 2024. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on May 16, 2024 (Accession Number 0001193125-24- 140239).

(b)	Amended and Restated By-Laws dated August 23, 2021. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on October 1, 2021 (Accession Number 0001193125-21-289464).

(99)(a)	Power of Attorney for the Trustees. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on April 29, 2024 (Accession Number 0001193125-24-121652).

(99)(b)	Power of Attorney for Brian S. Shlissel. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on February 22 2024 (Accession Number 0001193125-24-042678).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

Date: August 1, 2024	By:	Brian S. Shlissel*
		Name:	Brian S. Shlissel
		Title:	President and Principal Executive Officer

*By:	/s/ Elizabeth A. Davin
Elizabeth A. Davin Attorney-in-Fact